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Contact: Jill Swartz

NNN Realty Advisors, Inc.

1551 N. Tustin Ave., Suite 300

Santa Ana, CA 92705

714-667-8252 ext.251

jswartz@nnnrealtyadvisors.com

NNN APARTMENT REIT ACQUIRES
RESIDENCES AT BRAEMAR IN CHARLOTTE, NORTH CAROLINA

[photo omitted] Santa Ana, California, July 6, 2007 – NNN Apartment REIT, Inc. has acquired Residences at Braemar in Charlotte, North Carolina. The acquisition closed on June 29, 2007.

Residences at Braemar is a 160-unit multifamily community consisting of one two-story and seven three-story apartment buildings plus a community clubhouse on a 12 acre site. Completed in 2005, the property features a business center, 24-hour fitness center, swimming pool with spa, picnic and grilling areas, patios/balconies, and private wooded views. The property offers two bedroom/two bathroom and three bedroom/two bathroom units that range in size from 991 to 1,113 square feet. Residences at Braemar lies just two miles from the 1.2 million square foot Northlake Mall and within minutes of Interstate 77. The property is currently 99 percent leased.

“Charlotte is a high-growth, high-income market, and Residences at Braemar is a top-level multifamily asset,” explained Stanley J. Olander Jr., president and chief executive officer of NNN Apartment REIT. “The property is in the northern part of Charlotte, which is quickly developing, and will continue to experience tremendous growth with the completion of Interstate 485 later this year and the opening of a commuter rail line serving Charlotte’s northern corridor expected to be finished in 2012.”

According to information compiled by the Bureau of Labor Statistics, Charlotte is both the largest and fastest growing city in North Carolina by population, and has historically exhibited job and population growth at double the national average. Economy.com forecasts employment growth at approximately two percent per year and population growth at 40,000 per year through 2011. Additionally, the Palos Verdes, California-based Center for Real Estate Studies named Charlotte the top market for apartment investors in 2006.

NNN Apartment REIT offers a monthly distribution of 7.0 percent per annum, and is seeking to acquire properties in geographically-diverse markets throughout the United States that are poised for strong population and economic growth. As of June 29, 2007, NNN Apartment REIT has sold approximately 5.3 million shares of its common stock for approximately $52.5 million through its initial public offering, which began in the third quarter of 2006.

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2 – 2 – 2 NNN Apartment REIT Acquires Residences at Braemar

NNN Realty Advisors, Inc., a nationwide commercial real estate asset management and services firm, is the sponsor of NNN Apartment REIT, Inc. NNN Realty Advisors and affiliates manage a growing portfolio of more than 35 million square feet of real estate, including approximately 7,600 apartment units, with a combined market value approaching $4.8 billion. NNN Realty Advisors and affiliates are currently buying and selling properties throughout the United States, offering a full range of commercial real estate investments, including tenant-in-common (TIC) programs for investors structuring tax-deferred (like-kind) exchanges under Section 1031 of the Internal Revenue Code, real estate investment trusts (REITs), value added property funds, and institutional investments.

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This press release contains certain forward-looking statements with respect to the future population, job growth and economic performance of Charlotte, North Carolina. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to, the following: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the economy of Charlotte, North Carolina; uncertainties relating to the implementation of our real estate investment strategy; and other risk factors as outlined in the Company’s prospectus, as amended from time to time, and as detailed from time to time in our periodic reports, as filed with the Securities and Exchange Commission.

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